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                                                                   Exhibit 10(b)

                                                                   April 5, 2002

Board of Directors
Pruco Life Insurance Company
231 Washington Street

Newark, NJ 07102

Ladies and Gentlemen:

         We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as part of the Pre-effective Amendment No.1 registration statement on Form N-4 for Pruco Life Flexible Premium Variable Annuity Account (File No. 333-75702). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                     Very truly yours,

                                     SHEA & GARDNER



                                     By:  /s/ Christopher E. Palmer
                                     ------------------------------
                                     Christopher E. Palmer